                    MONTHLY STATEMENTS TO THE SECURITYHOLDERS
          PURSUANT TO SECTION 5.01 OF THE SALE AND SERVICING AGREEMENT

                        WACHOVIA ASSET SECURITIZATION INC
                                    2002-HE1

Monthly Period            October 1, 2002 - October 31, 2002
Payment Date              11/25/02

Aggregate Amount Collected for the Collection Period
----------------------------------------------------

              Interest                                     $3,126,329.43
              Principal Collections                       $45,657,878.57
              Substition Amounts                                     $ -


Application of Collected Amounts
--------------------------------

Applied in the following order of priority:
           (I)Enhancer Premium                                                                   $ 122,708.33
          (ii)Noteholder's Interest                                                            $ 1,799,722.22
         (iii)Principal Collections to Funding Account                                                    $ -
          (iv)Excess Spread (during Revolving)                                                 $ 1,203,898.87
           (v)Excess Spread (during AP)                                                                   $ -
          (vi)Additional Balance Increase from Excess Spread (during MAP)                                 $ -
         (vii)Noteholder's Principal Distribution                                                         $ -
        (viii)Enhancer for Prior Draws                                                                    $ -
          (ix)Liquidation Loss Amount                                                                     $ -
           (x)Enhancer                                                                                    $ -
          (xi)Interest Shortfalls                                                                         $ -
         (xii)Indenture Trustee                                                                           $ -
        (xiii)Certificates                                                                                $ -


Balances
--------

              Beginning Note Balance                                                          $950,000,000.00
              Ending Note Balance                                                             $950,000,000.00
                                                                    Change                                $ -

              Beginning Excluded Amount                                                                   $ -
              Ending Excluded Amount                                                                      $ -
                                                                    Change                                $ -

              Beginning Pool Balance                                                          $950,000,000.00
              Ending Pool Balance                                                             $950,000,000.00
                                                                    Change                                $ -

              Beginning Principal Balance                                                     $928,608,440.57
              Ending Principal Balance                                                        $949,918,914.16
                                                                    Change                   $ (21,310,473.59)

              Additional Draws                                                                 $66,968,352.16
              Additional Balance Increase (Draws minus Payments)                               $21,310,473.59

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
Delinquencies
-------------
                                                                    #                    $
              Two statement cycle dates:                                              -                   $ -
              Three statement cycle dates:                                            -                   $ -
              Four statement cycle dates:                                             -                   $ -
              Five statement cycle dates:                                             -                   $ -
              Six statement cycle dates:                                              -                   $ -
              Seven + statement cycle dates:                                          -                   $ -
              Foreclosures                                                            -                   $ -
              REO                                                                     -                   $ -
              Liquidation Loss Amount                                                 -                   $ -

Other Information
-----------------

              Net WAC Rate for Collection Period                                                       3.952%
              Mortgage Loans Repurchased ( # / $ )                                    0                   $ -
              Beginning Pre-funding Account Balance                                            $21,391,559.43
              Beginning Funding Account Balance                                                  $ 830,177.65
              Beginning Captialized Interest Account Balance                                     $ 319,231.45
              Ending Pre-funding Account Balance                                                  $ 81,085.84
              Ending Capitalized Interest Account Balance                                        $ 319,231.45
              Ending Funding Account Balance                                                   $ 2,034,076.52
              Overcollateralization Amount (Beginning)                                           $ 830,177.65
              Overcollateralization Target                                                     $14,250,000.00
              Overcollateralization Amount (Ending)                                            $ 2,034,076.52


Wachovia Bank, National Association as Servicer